Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Avidia Bancorp, Inc. of our report dated March 14, 2025 with respect to the consolidated financial statements as of December 31, 2024 and 2023 of Assabet Valley Bancorp and Subsidiary, appearing in the Prospectus of Avidia Bancorp, Inc., included in the Registration Statement on Form S-1 (File No. 333-285815).

Berry Dunn McNeil & Parker, LLC
Manchester, New Hampshire
July 31, 2025